Exhibit 99.1

Contact:
Ellen Corliss
Senior Vice President
 Corporate Communications
& Investor Relations
(919) 855-2112

Oxygen Biotherapeutics Reports Financial Results
 for the Third Quarter FY2012

MORRISVILLE, NC, March 15, 2012 — Oxygen Biotherapeutics, Inc. (NASDAQ: OXBT), a development stage biomedical company focused on developing oxygen-rich intravenous and topical products, today announced financial results for the three and nine month periods ending January 31, 2012.  In addition to disclosing results in accordance with United States (U.S.) Generally Accepted Accounting Practices (GAAP), this report contains certain non-GAAP financial measures that management believes are helpful in understanding and comparing the company’s past financial performance and future results.

“During the three-months ended January 31, 2012, we closed on a few transactions that had a significant non-cash impact on our Net Loss as reported in accordance with GAAP,” said Michael Jebsen, Interim Chief Executive Officer, Chief Financial Officer and President. “Accordingly we are presenting some non-GAAP financial measures to ensure that the users of our financial statements are able to evaluate our performance independent of the impact of those transactions.”

Key Financial Results

	Three months ended January 31,		Nine months ended January 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total net revenue	148,262	26,589	268,294	58,825

Operating expenses
Selling, general, and administrative	1,422,103	2,282,823	4,883,903	5,677,105
Research and development	599,935	498,521	1,740,473	2,216,413
Total operating expenses	2,022,038	2,781,344	6,624,376	7,893,518

Net operating loss	1,873,776	2,754,755	6,356,082	7,834,693

Interest expense	5,341,988	43,093	6,649,554	49,682
Other expense (income)	82,850	(253,661)	91,970	(285,952)
Net loss, GAAP	7,298,614	2,544,187	13,097,606	7,598,423

Net loss per share, basic, GAAP	(0.26)	(0.11)	(0.53)	(0.33)

	Three months ended January 31,		Nine months ended January 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total net revenue	148,262	26,589	268,294	58,825

Operating expenses
Selling, general, and administrative	1,422,103	2,282,823	4,883,903	5,677,105
Research and development	599,935	498,521	1,740,473	2,216,413
Total operating expenses	2,022,038	2,781,344	6,624,376	7,893,518

Net operating loss, non-GAAP	1,873,776	2,754,755	6,356,082	7,834,693

Operating loss per share, basic, non-GAAP	(0.07)	(0.12)	(0.26)	(0.34)

Oxygen Biotherapeutics reported net revenue of $148,262 and $268,294 for the three and nine months ended January 31, 2012, respectively; representing an increase of $121,673 and $209,469 over the same periods in the prior year. This increase is primarily due to government grant revenue earned under the U.S. Army-funded grant awarded to the company in June 2011 to conduct preclinical studies for Oxycyte® perfluorocarbon (PFC) emulsion. These preclinical studies are designed to address safety concerns expressed by the U.S. Food and Drug Administration and to develop a more robust and comprehensive safety profile for Oxycyte.

Grant revenue is recognized as milestones under the grant program are achieved. The grant revenue reflects reimbursements to the company from the U.S. Army for the direct costs of labor, travel and supplies, as well as the pass-through costs of subcontracts with third-party contract research organizations.

Dermacyte® product revenue decreased approximately $48,000 and $4,000 for the three months and nine months ended January 31, 2012, respectively, compared to the same periods in the prior year. Gross profit as a percentage of revenue was 46% and 48% for the three and nine months ended January 31, 2012, respectively, as compared to 51% and 62% for the three and nine months ended January 31, 2011.  The decrease for the nine months ended January 31, 2012 was primarily due to sales through distribution channels.

During the recent quarter, the company curtailed its broad-based sales and marketing effort to a maintenance level as it analyzed its cosmetic strategy.  As a result of that review, the company modified the cosmetic strategy to focus on the regional U.S. markets of South Florida and North Carolina, the company’s home state. Per the new plan, promotional efforts will be highly targeted to support existing internal sales efforts, current client sales efforts, and to build brand awareness and grow market share for the Dermacyte brand.  This effort is part of an overall program designed to capitalize on the relationships the company has built over the last year in the top markets that have adopted Dermacyte cosmetics into their practices.

Total operating expenses were reduced by 27% and 16% for the three and nine months ended January 31, 2012, respectively as compared to the same periods in the prior year. The decrease in operating expenses is a direct result of management’s on-going efforts to focus all of the company’s resources on its core development programs and continued commitment to eliminate all unnecessary overhead expenses. Overall, management reduced operating expenses $759,306 and $1,269,142 for the three and nine months ended January 31, 2012, respectively, compared to the same periods in the prior year.

Marketing and sales expenses decreased $297,646 and $148,781 for the three and nine months ending January 31, 2012, respectively. As detailed above, these decreases were driven by the company’s decision to suspend the existing marketing program and focus on reformulating and repackaging existing retail products. Savings are reflected in lower travel, compensation, marketing and advertising costs.

General and Administrative expenses decreased $563,074 and $644,421 for the three and nine months ending January 31, 2012, respectively. These decreases were driven primarily by a decrease in compensation, travel costs, directors’ fees, as well as consulting and investor relations expenses; however, they were partially offset by an increase of approximately $450,000 in legal and accounting fees incurred for the closing of the offering of Series A Convertible Preferred Stock (“Preferred Stock”) in December 2011.

Research and Development (R&D) expenses increased approximately $100,000 for the three months ended January 31, 2012, due to an increase in compensation, consulting fees, product development and lab costs, which were partially offset by a decrease in contract research costs.

For the nine month period ended January 31, 2012, R&D expenses decreased approximately $450,000 due to a reduction in contract research, Oxycyte development and travel costs, partially offset by an increase in consulting fees, Dermacyte development and lab operating costs.

For the third-quarter ended January 31, 2012, the company reported a GAAP net operating loss of approximately $7,298,614, or $0.26 per share, compared to a non-GAAP net operating loss of approximately $1,873,776, or $0.07 per share. The difference between GAAP net loss and non-GAAP net operating loss of approximately $5.4 million is primarily the result of the two financing transactions that closed during the third quarter ended January 31, 2012.

In November 2011, the $8.0 million in proceeds for the remaining milestones were called and used to repay the outstanding long-term notes payable following the third amendment to the company’s existing Securities Purchase Agreement with JP SPC 1 Vatea Segregated Portfolio.  The company recognized approximately $2.4 million of non-cash interest expense for the unaccreted final payment premium due upon repayment.

In December 2011, the company recognized approximately $1.2 million of non-cash interest expense for the computed fair value of the warrants issued to investors in connection with the Preferred Stock. In addition, the company recognized an additional $1.1 million of non-cash interest expense upon conversion of 583 shares of outstanding Preferred Stock, payments of Preferred Stock dividends through the issuance of common stock, and the adjustment of the remaining liability for the outstanding shares of Preferred Stock to fair value as of January 31, 2012.

For the nine-month period ended January 31, 2012, the Company had cash and cash equivalents totaling $3,281,502, up from $951,944 at April 30, 2011.

Conference Call
Management will host a conference call and webcast regarding the third quarter financial results for the three and nine months ending January 31, 2012, on Friday, March 16, 2012, at 11 a.m. EDT.  To access the live teleconference dial (866) 510-0710 (U.S. and Canada), or (617) 597-5378 (international.)  The participant pass code is 96340038. Also, a live webcast will be available on our web site http://www.oxybiomed.com/investors.htm .  A replay of the webcast will be available by phone or on the Oxygen website for a limited time. To access the replay by phone, call (888) 286-8010 (U.S. and Canada) or (617) 801-6888 (international).  The pass code for the replay is 65749116.

Non-GAAP Financial Measures

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Our management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About Oxygen Biotherapeutics, Inc.

Oxygen Biotherapeutics, Inc. is developing medical and cosmetic products that efficiently deliver oxygen to tissues in the body. The company has developed a proprietary perfluorocarbon (PFC) therapeutic oxygen carrier called Oxycyte® that is currently in clinical and preclinical studies for intravenous delivery for indications such as traumatic brain injury, decompression sickness and stroke.  The company is also developing PFC-based oxygen-carrying creams and gels for topical delivery to the skin for dermatologic conditions and potentially wound care. In addition, the company has commercialized its Dermacyte® line of oxygen-rich skin care products for the anti-aging market.

Financial Tables Follow

The accompanying notes found in the company’s Form 10-Q filed with the SEC on March 15, 2012 are an integral part of these Financial Statements.

OXYGEN BIOTHERAPEUTICS, INC.
(a development stage enterprise)
BALANCE SHEETS
(unaudited)

	January 31, 2012	April 30, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,281,502	$951,944
Accounts receivable	19,400	138,867
Government grant receivable	147,153	-
Inventory	116,707	257,382
Prepaid expenses	561,645	275,876
Other current assets	206,468	8,142
Total current assets	4,332,875	1,632,211
Property and equipment, net	317,422	442,586
Debt issuance costs, net	310,813	-
Intangible assets, net	863,510	699,951
Other assets	65,666	147,608
Total assets	$5,890,286	$2,922,356
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$650,351	$889,376
Accrued liabilities	1,137,748	1,250,573
Convertible preferred stock	3,916,696	-
Current portion of notes payable, net	104,178	43,295
Total current liabilities	5,808,973	2,183,244
Long-term portion of notes payable, net	952,777	4,463,635
Total liabilities	6,761,750	6,646,879

Stockholders' deficit
Preferred stock, undesignated, authorized 10,000,000 shares; see Note 6.	-	-
Common stock, par value $.0001 per share; authorized 400,000,000 shares; issued and outstanding 28,235,467 and 23,393,307, respectively	2,824	2,339
Additional paid-in capital	104,139,192	88,189,012
Deficit accumulated during the development stage	(105,013,480)	(91,915,874)
Total stockholders’ deficit	(871,464)	(3,724,523)
Total liabilities and stockholders' deficit	$5,890,286	$2,922,356

-more-

OXYGEN BIOTHERAPEUTICS, INC.
(a development stage enterprise)
STATEMENTS OF OPERATIONS
(unaudited)

	Period from May 26, 1967 (Inception) to January 31, 2012	Three months ended January 31,		Nine months ended January 31,
		2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenue	$461,300	$4,673	$52,562	$91,565	$95,543
Cost of sales	305,831	2,512	25,973	47,616	36,718
Net product revenue	155,469	2,161	26,589	43,949	58,825
Government grant revenue	224,345	146,101	-	224,345	-
Total net revenue	379,814	148,262	26,589	268,294	58,825

Operating expenses
Selling, general, and administrative	45,701,164	1,422,103	2,282,823	4,883,903	5,677,105
Research and development	21,353,147	599,935	498,521	1,740,473	2,216,413
Loss on impairment of long-lived assets	334,157	-	-	-	-
Total operating expenses	67,388,468	2,022,038	2,781,344	6,624,376	7,893,518

Net operating loss	67,008,654	1,873,776	2,754,755	6,356,082	7,834,693

Interest expense	38,961,063	5,341,988	43,093	6,649,554	49,682
Loss on extinguishment of debt	250,097	-	-	-	-
Other expense (income)	(1,206,334)	82,850	(253,661)	91,970	(285,952)
Net loss	$105,013,480	$7,298,614	$2,544,187	$13,097,606	$7,598,423

Net loss per share, basic		$(0.26)	$(0.11)	$(0.53)	$(0.33)

Weighted average number of common shares outstanding, basic		27,558,532	23,391,155	24,922,512	23,331,614

Net loss per share, diluted		$(0.39)	$(0.11)	$(0.65)	$(0.33)

Weighted average number of common shares outstanding, diluted		29,731,481	23,391,155	26,630,311	23,331,614

Non-GAAP Measures of Financial Performance

To supplement the company's financial statements presented in accordance with generally accepted accounting principles, or GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net operating loss and non-GAAP net operating loss per basic share.  Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.  We believe that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the company's current financial performance and the company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. Our management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company's financial results.  As described above, we exclude the following items from one or more of our non-GAAP measures when applicable:

•
Interest expense:  We incurred non-cash interest expense related to the amendment and closing of the Securities Purchase Agreement in November 2011 and the December 2011 offering of Series A Convertible Preferred Stock.  We exclude these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.

•
Other expense. We incurred expenses related to the write-off of a non-trade receivable for reimbursable patent fees. We exclude these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.

Supplemental Reconciliations of GAAP to Non-GAAP Results

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

	Three months ended January 31,		Nine months ended January 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating loss, non-GAAP	$1,873,776	$2,754,755	$6,356,082	$7,834,693

Addback:
Interest expense	5,341,988	43,093	6,649,554	49,682
Other expense (income)	82,850	(253,661)	91,970	(285,952)
Net loss, GAAP	$7,298,614	$2,544,187	$13,097,606	$7,598,423

Net loss per share, basic, non-GAAP	$(0.07)	$(0.12)	$(0.26)	$(0.34)
Addback:
Interest expense per share, basic	(0.19)	(0.00)	(0.27)	(0.00)
Other expense (income) per share, basic	(0.00)	0.01	(0.00)	0.01

Net loss per share, basic, GAAP	$(0.26)	$(0.11)	$(0.53)	$(0.33)
Weighted average number of common shares outstanding, basic	27,558,532	23,391,155	24,922,512	23,331,614

Caution Regarding Forward-Looking Statements
This news release contains certain forward-looking statements by the company that involve risks and uncertainties and reflect the company's judgment as of the date of this release. These statements include the expansion of development of the Oxycyte and Dermacyte product lines and the timing of the introduction of those new products. The forward-looking statements are subject to a number of risks and uncertainties including matters beyond the company's control that could lead to delays in new product introductions and customer acceptance of these new products, and other risks and uncertainties as described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on July 15, 2011 and in our subsequent filings with the SEC. The company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.